Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 14, 2005 (January 30, 2006 as to the first paragraph of Note 20), relating to the consolidated financial statements of Crocs, Inc. appearing in the Prospectus, which is part of the Registration Statement on From S-1 (No. 333-127526).

/s/ Deloitte & Touche LLP

Denver, Colorado

March 6, 2006